EXHIBIT 10.38

SECOND AMENDMENT TO PROMISSORY NOTE

THIS SECOND AMENDMENT TO PROMISSORY NOTE (this “Agreement”), dated as of April l3, 2026, by and between MED-X, INC. (the “Borrower”) and MATTHEW MILLS and JENNIFER MILLS (the “Lender” and/or their successors and assigns (collectively, with the Lender, the “Holder”).

WHEREAS, Borrower executed and delivered a Note dated as of August 6, 2022 for the benefit of Lender in the original principal amount of$500,000 (the “Original Note”);

WHEREAS, Lender and Borrower are parties to that certain Line of Credit Agreement dated as of August 6, 2022, by and between Borrower and Lender;

WHEREAS, the Original Note was amended by that certain Amendment to Promissory Note dated September 28, 2023 (the “First Amendment,” and together with the Original Note, the “Note”);

WHEREAS, the First Amendment introduced a conversion feature tied to a public offering;

WHEREAS, Borrower and Lender now desire to eliminate the conversion feature and reinstate a fixed repayment obligation and desire to further amend the Note as set forth herein.

NOW, THEREFORE, for other good and valuable consideration, the parties hereto agree as follows:

AGREEMENT

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Original Note, as amended by the First Amendment (collectively, the “Note”).

2. Amendment to Maturity. Section (a) of the Note (as previously amended) is hereby deleted in its entirety and replaced with:

(a)  Principal Indebtedness of the Loan. The entire Principal Indebtedness, together with all accrued and unpaid interest, shall be due and payable in full on the date that is two (2) years from the date of this Second Amendment (the “Maturity Date”).

3. Elimination of Conversion Feature. All provisions added or modified by the First Amendment relating to conversion of the Note into equity, including without limitation Section (a) as amended by the First Amendment, and Section (d) (Conversion) added by the First Amendment are hereby deleted in their entirety and shall be of no further force or effect. Any rights of conversion previously granted are hereby permanently terminated and of no further force or effect and the Note shall constitute a pure debt obligation of Borrower.

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4. Prepayment. Section (d) of the Note is hereby amended and restated as follows:

(d) Prepayment. Borrower may prepay the Note, in whole or in part, at any time prior to the Maturity Date, without premium or penalty, consistent with Section 2.5 of the Line of Credit Agreement.”

5. Ratification. Except as specifically modified and amended herein, all other terms, conditions and covenants contained in the Note and the Line of Credit shall remain in full force and effect. Except as expressly amended herein

6. References. All references in the Line of Credit Agreement to the “Note” shall mean the Note as hereby amended in the Second Amendment.

7. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

9. Governing Law. This Agreement shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, this SECOND AMENDMENT TO PROMISSORY NOTE has been executed by the parties as of the day and year first set forth above.

MED-X, INC.

By:	/s/ Ronald J Tchorzewski
Ronald J Tchorzewski,
Chief Financial Officer

ACKNOWLEDGED AND AGREED:

/s/ Matthew Mills
Matthew Mills, Lender

/s/ Jennifer Mills
Jennifer Mills, Lender

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